Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tritium DCFC Limited of our report dated September 24, 2021 relating to the financial statements of Tritium Holdings Pty Ltd, which appears in Tritium DCFC Limited’s Registration Statement on Form F-4, as amended (File No. 333-259793).

/s/ PricewaterhouseCoopers

Brisbane, Australia

February 11, 2022